Exhibit No. 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUTING FIRM

We consent to the incorporation by reference in the Registration Statement No. 333-51219 and 333-108994 of The Procter & Gamble Company
on Form S-8 of our report dated September 21, 2017, appearing in this Annual Report on Form 11-K of The Procter & Gamble
Ireland Employees Share Ownership Plan (1998) for the year ended June 30, 2017.

/s/Deloitte LLP

DELOITTE LLP

London, United Kingdom

September 21, 2017